UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

34 Shrewsbury Ave., Suite 1D

Red Bank, NJ 07701

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2026, Hepion Pharmaceuticals, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Gravitas Life Sciences, LLC, a Delaware limited liability company (“GLS”), and Gravitas Collective Corp., a Delaware corporation and the sole member of GLS (the “Sole Member”), pursuant to which the Company agreed to acquire from the Sole Member all of the issued and outstanding membership interests (the “Purchase Securities”) of GLS (the “Transaction”).

Pursuant to the Purchase Agreement, at the closing of the transactions which occurred on October 6, 2026 (the “Closing”), the Sole Member sold the Purchased Securities to the Company in exchange for the right to receive from the Company (i) $2,000,000 in cash and (ii) 25,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which was equal to $2,250,000 divided by the Buyer Closing Stock Price (as defined in the Purchase Agreement) (the “Stock Consideration” and, together with the cash consideration, the “Purchase Consideration”). The Purchase Agreement contained a cap providing that in no event will the aggregate number of shares of Common Stock issued under the Purchase Agreement exceed 19.99% of the Company’s outstanding shares of Common Stock immediately following issuance, with any resulting reduction in shares to be settled in an equitable cash payment. The Company paid an additional $135,000 to the Sole Member.

The shares of Common Stock comprising the Stock Consideration issued to the Sole Member at the Closing (the “Buyer Closing Shares”) are subject to a lock-up restricting transfer until the earlier of (i) the six-month anniversary of the Closing Date and (ii) the date the Buyer Closing Shares are registered for resale under an effective registration statement, and are subject to forfeiture under certain circumstances described in the Purchase Agreement. The Sole Member has also been granted piggyback registration rights with respect to the Buyer Closing Shares, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties.

In connection with the Closing, the Company, GLS, the Sole Member and Canton Strategic Holdings, Inc. (“Canton”) entered into a Partial Payoff Confirmation and Note Assignment and Amendment letter, dated October 6, 2026 (the “Payoff Letter”), relating to that certain Unsecured Promissory Note, dated July 17, 2026, by GLS and the Sole Member in favor of Canton (the “Canton Seller Note”). Pursuant to the Payoff Letter, at the Closing (i) the Company paid Canton $1,000,000 and (ii) GLS paid $125,000, out of the $2,000,000 cash portion of the Purchase Consideration, as a mandatory prepayment of a portion of the outstanding principal balance of the Canton Seller Note. Upon Canton’s receipt of that payment, (i) GLS’s and the Sole Member’s obligations under the Canton Seller Note were deemed satisfied, discharged and terminated and were assigned to the Company, and (ii) the Canton Seller Note was amended so that the Company became the sole maker, obligor and guarantor of the remaining obligations under the Canton Seller Note in place of GLS and the Sole Member.

Vincent LoPriore, Gary Stetz, Sireesh Appajosyula and Chase LoPriore, each a current director of the Company, are officers of GLS and shareholders of the Sole Member. Accordingly, the transactions contemplated by the Purchase Agreement constitute a related party transaction. In light of their respective affiliations with GLS and the Sole Member, each of Mr. V. LoPriore, Mr. Stetz, Dr. Appajosyula and Mr. C. LoPriore disclosed his interest in the proposed transaction to the Board, recused himself from deliberation and voting on the matter, and abstained from the Board’s consideration and approval of the Purchase Agreement and the transactions contemplated thereby. The Purchase Agreement and the transactions contemplated thereby were reviewed, considered and approved by the disinterested members of the Board, who determined that the terms of the Purchase Agreement are fair to, and in the best interests of, the Company and its stockholders. In addition, the Company obtained a fairness opinion from Ryan Valuation Services to the effect that, as of the date of such opinion and subject to the assumptions and limitations therein, the Purchase Consideration to be paid by the Company to the Sole Member pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company and its stockholders.

President Street Global, LLC, a FINRA registered broker-dealer (“PSG”), acted as an advisor to the Company with respect to the Transaction. Mr. Stetz, a director of the Company, officer of GLS and a shareholder of the Sole Member is Chief Executive Officer of PSG. Vincent LoPriore, Executive Chairman of the Company, an officer of GLS and a shareholder of the Sole Member, is investment manager at Gravitas Capital LP, a principal stockholder of the Company, and is an indirect owner of the holding company of PSG and he may indirectly benefit from such compensation received by PSG.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On October 6, 2026, the Company completed the acquisition of all of the issued and outstanding membership interests of GLS from the Sole Member pursuant to the Purchase Agreement. As a result of the Closing, GLS became a wholly owned subsidiary of the Company.

Business of GLS

GLS is a clinical-stage biotechnology company developing therapeutic candidates in immunology and inflammation. On November 3, 2023, GLS entered into a patent license agreement (the “Avior License Agreement”) with Avior Inc. d/b/a Avior Bio, LLC (“Avior”). The agreement grants GLS an exclusive, sublicensable, worldwide right and license to Licensed Patent Rights and Licensed Technology to develop, make, use, sell, import, export and commercialize GV104 (formerly TH104), and to practice the Licensed Technology in connection with the foregoing, each as defined in that agreement. In February 2023 the U.S. Food and Drug Administration (“FDA”) approved an investigational new drug (“IND”) application for GV104, a transmucosal buccal film of nalmefene. Nalmefene is an opioid antagonist first approved in the United States in 1995 and is marketed in injectable and limited nasal presentations. The film adheres to the buccal mucosa, and the drug is absorbed across the mucosa potentially without first-pass hepatic metabolism.

In April 2024 GLS submitted a pre-investigational new drug meeting request to the FDA for the proposed indication of temporary prophylaxis of respiratory and/or central nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids (“PrHPO”). The approval pathway GLS proposed is a 505(b)(2) New Drug Application (“NDA”) for GV104 relying on the FDA’s prior findings for Revex® (nalmefene hydrochloride injection). The FDA responded in March 2025 stating that “[a]dditional clinical studies do not appear to be necessary to define the prophylactic dosing window at this time.” GLS deprioritized a previous clinical program for pruritus in primary biliary cholangitis and intends to continue to rely on the existing active IND for PrHPO development.

The clinical bridging study for the 505(b)(2) application compared a 16 mg GV104 buccal film against 1 mg intravenous nalmefene in a randomized two-way crossover in 20 healthy subjects, reporting an absolute bioavailability of 45.9 percent, a median Tmax of 2.0 hours and a mean half-life of 14 hours. The FDA identified extractables and leachables studies and elemental impurities as required, and further nonclinical studies as possibly needed to qualify new excipients and impurities, as part of the Chemistry, Manufacturing and Controls (“CMC”) package required for an NDA. The FDA confirmed that nonclinical and chemistry data on file under the existing IND may be cross-referenced to the PrHPO application. In August 2025 GLS submitted a Type D briefing package containing a pharmacokinetic-pharmacodynamic modeling plan in place of further clinical work. In October 2025 the FDA endorsed the model and requested a validated worst-case fentanyl challenge dose. In July 2026 GLS submitted the completed cardiac-arrest simulation and expects further communication in the fourth quarter of 2026. GLS intends to file an NDA for PrHPO after conducting CMC work covering the manufacturing process, quality control and product stability for the buccal film. No clinical study is in progress or scheduled for the dosing window and the extractables and leachables studies the FDA identified require commercial-scale registration batches, which GLS intends to begin producing in 2027.

On September 11, 2024, GLS entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”). Under that agreement GLS exclusively licensed GV023 (formerly INT-023/TH023), an oral formulation of infliximab, an anti-tumor necrosis factor-alpha (“TNF-α”) monoclonal antibody. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody containing murine and human components that inhibits TNF-α. The agreement grants global development and commercialization rights outside South Korea to Intract’s Soteria® and Phloral® delivery platforms and includes an existing supply agreement for infliximab. Phloral® is an enteric coating that releases on a pH signal and on a microbiota-enzymatic signal. Soteria® protects the antibody through gastric transit and limits proteolytic degradation. GV023 contains no device component and is currently in preclinical development. A minipig study reported proximal colon tissue exposure with minimal systemic exposure and the MHRA has provided written scientific advice, applicable in the United Kingdom, that no further preclinical studies are required and has accepted the existing infliximab safety data. Initiation of a first-in-human study in Australia or the European Union requires the corresponding national process, on which GLS intends to obtain further guidance in 2027 planning CMC and first-in-man programs.

The financial statements of GLS required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

At the Closing, the Company issued the Buyer Closing Shares to the Sole Member as partial consideration for the Purchased Securities pursuant to the Purchase Agreement. The shares of Common Stock issued in connection with the Closing were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, based in part on representations made by the Sole Member in the Purchase Agreement, including representations that the Sole Member is an “accredited investor” as defined in Rule 501 of Regulation D, is acquiring the shares for investment purposes and not with a view to distribution, and that the Sole Member had access to information about the Company and the terms and conditions of the issuance. The shares bear a restrictive legend and are subject to the transfer restrictions described above under Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2026, the board of directors (the “Board”) of the Company appointed Gary Stetz, the Company’s former Interim Chief Executive Officer, to serve as the Company’s Chief Financial Officer, and Sireesh Appajosyula, PharmD, the former Chief Executive Officer of Gravitas Life Sciences, LLC, to serve as the Company’s Chief Executive Officer, in each case effective as of October 9, 2026.

Dr. Appajosyula, age 51, has served as a member of the Company’s board of directors since March 2026. From July 2021 until June 2026, Dr. Appajosyula was a director of Canton Strategic Holdings, Inc. and was Chief Operating Officer from July 2023. From April 2020 until June 2023, he has served as SVP, Corporate Development and Operations of 9 Meters Biopharma, Inc. (“9 Meters”), a company focused on rare and unmet needs in gastrointestinal patient populations developing compounds with unique gastrointestinal biology, and since 2018 he has served as Managing Member of Highpoint Pharmaceuticals, LLC, a pharmaceutical research and development company. In addition, since 2015, Mr. Appajosyula has served as Managing Partner of Channel BioConsulting, LLC, a company that assists in enhancing search and evaluation efforts for complementary assets to be added to existing portfolios of biopharmaceutical companies. Prior to joining 9 Meters, Mr. Appajosyula spent approximately 8 years at Salix Pharmaceuticals, Inc. (“Salix”) in various roles in medical affairs, product commercialization and business development until its acquisition by Bausch Health.

There are no arrangements or understandings between Dr. Appajosyula and any other person pursuant to which he was selected as Chief Executive Officer and there are no transactions involving the Company and Dr. Appajosyula that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Stetz, age 64, is a Certified Public Accountant with over 35 years of experience across accounting, finance, business valuation and corporate governance. Mr. Stetz currently serves as Managing Partner of Stetz, Belgiovine, Manwarren and Wallis P.C., an accounting, auditing, tax compliance and advisory services firm with more than 1,000 corporate clients. In addition, Mr. Stetz has been Chief Executive Officer of President Street Global, LLC since August 2026. From March 2026 until October 2026, Mr. Stetz was interim CEO of the Company and has been a director of the Company since March 2026. From April 2025 until June 2026, Mr. Stetz was a director of Canton Strategic Holdings, Inc. His extensive leadership experience includes founding Allegiance Community Bank and serving on the Board of BCB Bancorp.

There are no arrangements or understandings between Mr. Stetz and any other person pursuant to which he was selected as Chief Financial Officer and there are no transactions involving the Company and Mr. Stetz that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Membership Interest Purchase Agreement, dated as of October 6, 2026 by and among Hepion Pharmaceuticals, Inc., Gravitas Life Sciences, LLC and Gravitas Collective Corp.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2026	HEPION PHARMACEUTICALS, INC.

	By:	/s/ Sireesh Appajosyula
Sireesh Appajosyula
Chief Executive Officer

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